Exhibit 99.1

Silicon Storage Technology, Inc.

News Release

For More Information Contact:

Leslie Green
Green Communications Consulting, LLC
(650) 312-9060

SST Reports Fourth Quarter and Fiscal 2008 Financial Results

SUNNYVALE, Calif., Feb. 4, 2009 — SST (Silicon Storage Technology, Inc.) (NASDAQ: SSTI), a leader in flash memory technology, today announced results for the fourth quarter and year ended Dec. 31, 2008.

Net revenues for the fourth quarter were $58.4 million compared with $92.4 million in the third quarter of 2008 and with $107.4 million in the fourth quarter of 2007. Product revenues for the fourth quarter of 2008 were $46.3 million, compared with $79.8 million in the third quarter of 2008 and with $95.6 million in the fourth quarter of 2007. Revenues from technology licensing for the fourth quarter were $12.1 million, compared to $12.6 million in the third quarter of 2008. Technology licensing revenues in the fourth quarter of 2007 were $11.7 million.

Loss from operations for the fourth quarter was $9.9 million compared with income from operations of $4.1 million in the third quarter of 2008 and a loss from operations of $18.6 million in the fourth quarter of 2007.

Net loss for the fourth quarter of 2008 was $29.7 million, or $0.31 per share, based on approximately 95.5 million diluted shares. Included in the fourth quarter 2008 net loss were restructuring charges of $2.5 million, an impairment charge related to the company’s investment in Grace Semiconductor Manufacturing Corporation of $5.6 million and an impairment charge related to the company’s investment in ACET of $9.7 million. By comparison, in the third quarter of 2008, the company recorded a net income of $4.9 million, or $0.05 per share, based on approximately 99.7 million diluted shares. For the fourth quarter of 2007, SST reported a net loss of $23.5 million, or $0.23 per share based on approximately 104.2 million diluted shares. Included in the fourth quarter 2007 net loss was $19.0 million in impairment charges related to goodwill and fixed assets.

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SST Reports Fourth Quarter and Fiscal Year 2008 Financial Results

Feb. 4, 2009

SST finished the fourth quarter of 2008 with $131.7 million in cash, cash equivalents, short-term investments, and long-term marketable debt securities, down approximately $1.1 million from $132.8 million at September 30, 2008 and down $30.5 million from $162.2 million at the end of 2007. During the fourth quarter, the company repurchased 2.8 million shares of its common stock at an aggregate cost of approximately $8.4 million.

Fiscal 2008 Results

Net revenues for the year ended Dec. 31, 2008 were $315.5 million compared with $411.7 million for the year ended Dec. 31, 2007. Total gross margin for 2008 was 31.1 percent compared with 29.2 percent in 2007. Operating expenses for the year ended Dec. 31, 2008 were $114.4 million compared with $144.5 million in 2007. Net loss for the year ended Dec. 31, 2008 was $32.9 million, or a loss of $0.33 per share based on 100.0 million diluted shares outstanding. Net loss for 2008 included $15.8 million investment related impairments and $2.5 million in restructuring expenses. This compares with a net loss of $49.0 million, or a loss of $0.47 per share based on 104.1 million diluted shares outstanding for the year ended Dec. 31, 2007. Net loss in 2007 included $22.4 million in investment related impairments and $30.9 million in impairments to long lived assets and expenses related to our financial restatement. During 2008, the company spent $28.9 million to repurchase 9.5 million shares of its common stock for an average cost of $3.04 per share.

Management Qualitative Comments

“The unprecedented sudden drop in demand of semiconductor products during the fourth quarter resulting from the deepening global financial crisis has caused significant decline in our revenues,” said Bing Yeh, president and CEO. “This persistent difficult economic environment necessitated that we accelerate our planned changes to our business and focus in late 2008. We took important steps to reduce our inventory, streamline our organizational structure and cut our expenses by focusing our efforts on our most strategic initiatives with the goal of returning the company to profitability. With these organizational changes, we believe that we can control our expenses while continuing to execute our product and technology roadmap and position SST for growth as the economy recovers.”

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SST Reports Fourth Quarter and Fiscal Year 2008 Financial Results

Feb. 4, 2009

First Quarter 2009 Outlook

SST expects its first quarter revenues to be between $39 million and $45 million. Gross margin is expected to be between 38 and 40 percent, subject to the risk of changing market conditions. Total operating expenses are expected to be between $23 million and $25 million. Net loss per share is expected to be between $0.12 and $0.06.

Conference Call Dial-in Information

SST will hold a conference call to discuss its financial results today at 1:30 p.m. PT. Those wishing to participate in the conference call should dial (888) 428-4480, international participants please dial (651) 291-5254, using the password “SST” at approximately 1:20 p.m. PT. A replay of the call will be available for one week by dialing (800) 475-6701, international participants dial (320) 365-3844, using the access code 982100. A webcast replay of the conference call will be available until the company’s next conference call on the company’s Web site at http://www.sst.com/events.

About Silicon Storage Technology, Inc.

Headquartered in Sunnyvale, California, SST designs, manufactures and markets a diversified range of memory and non-memory products for high volume applications in the digital consumer, networking, wireless communications and Internet computing markets. Leveraging its proprietary, patented SuperFlash technology, SST is a leading provider of nonvolatile memory solutions with product families that include various densities of high functionality flash memory components and flash mass storage products. The company also offers its SuperFlash technology for embedded applications through its broad network of world-class manufacturing partners and technology licensees, including TSMC, which offers it under its trademark Emb-FLASH. SST’s non-memory products include NAND controller-based products, smart card ICs and modules, flash microcontrollers and radio frequency ICs and modules. Further information on SST can be found on the company’s Web site at http://www.sst.com.

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SST Reports Fourth Quarter and Fiscal Year 2008 Financial Results

Feb. 4, 2009

Forward-Looking Statements

Except for the historical information contained herein, this news release contains forward-looking statements regarding memory and non-memory market conditions, SST’s future financial performance, including the ability to control expenses, the launch, design cycle and performance of new products, SST’s licensing business, SST’s ability to diversify its business, the transition of SST’s products to smaller geometrics, and SST’s ability to bring new products to market, all of which involve risks and uncertainties. These risks may include timely development, acceptance and pricing of new products, the terms, conditions and revenue recognition issues associated with licensees’ royalty payments, the impact of competitive products and pricing, and general economic conditions as they affect SST’s customers, as well as other risks detailed from time to time in the company’s periodic reports, including the Annual Report on Form 10-K for the year ended December 31, 2007 and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2008. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, SST disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

For more information about SST and the company’s comprehensive list of product offerings, please call 1-888/SST-CHIP. Information can also be requested via email to literature@sst.com or through SST’s Web site at http://www.sst.com. SST’s head office is located at 1171 Sonora Court, Sunnyvale, Calif.; telephone: 408/735-9110; fax: 408/735-9036.

The SST logo and SuperFlash are registered trademarks of Silicon Storage Technology, Inc. All other trademarks or registered trademarks are the property of their respective holders.

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— FINANCIAL TABLES TO FOLLOW —

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SST Reports Fourth Quarter and Fiscal Year 2008 Financial Results

Feb. 4, 2009

Silicon Storage Technology, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2008	2007	2008
Net revenues:
Product revenues	$95,634	$46,293	$371,916	$266,865
Technology licensing	11,743	12,059	39,832	48,670

Total net revenues	107,377	58,352	411,748	315,535
Cost of revenues	72,969	40,848	291,332	217,396

Gross profit	34,408	17,504	120,416	98,139

Operating expenses:
Research and development	14,694	13,860	56,712	58,955
Sales and marketing	7,535	5,491	29,229	26,605
General and administrative	6,154	5,496	27,603	26,331
Other	24,608	2,514	30,931	2,514

Total operating expenses	52,991	27,361	144,475	114,405

Loss from operations	(18,583)	(9,857)	(24,059)	(16,266)
Impairment of equity investments	(3,000)	(15,548)	(22,400)	(15,782)
Other income, net	1,631	581	8,774	4,978

Loss before provision for (benefit from) income taxes and pro rata share of loss from equity investments	(19,952)	(24,824)	(37,685)	(27,070)
Provision for (benefit from) income taxes	1,839	1,740	4,237	(3,358)

Loss before pro rata share of loss from equity investments	(21,791)	(26,564)	(41,922)	(23,712)
Pro rata share of loss from equity investments	1,728	3,105	7,035	9,145

Net loss	$(23,519)	$(29,669)	$(48,957)	$(32,857)

Net loss per share - basic and diluted	$(0.23)	$(0.31)	$(0.47)	$(0.33)

Shares used in per share calculation - basic and diluted	104,198	95,495	104,134	100,019

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SST Reports Fourth Quarter and Fiscal Year 2008 Financial Results

Feb. 4, 2009

Silicon Storage Technology, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	December 31, 2007	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$118,157	$50,880
Short-term investments	44,067	48,997
Trade accounts receivable, net	56,313	20,117
Inventories	50,178	55,067
Other current assets	6,055	4,153

Total current assets	274,770	179,214
Property and equipment, net	18,247	18,913
Long-term marketable equity securities	36,160	18,196
Long-term marketable debt securities	—	31,848
Goodwill and intangible assets, net	18,612	14,794
Other assets	55,676	32,476

Total assets	$403,465	$295,441

LIABILITIES
Current liabilities:
Trade accounts payable	$42,067	$19,146
Accrued expenses and other liabilities	28,293	14,200
Deferred revenue	3,004	3,841

Total current liabilities	73,364	37,187
Other liabilities	7,548	8,082

Total liabilities	80,912	45,269

SHAREHOLDERS’ EQUITY
Common stock	434,905	412,312
Accumulated other comprehensive income	31,239	14,308
Accumulated deficit	(143,591)	(176,448)

Total shareholders’ equity	322,553	250,172

Total liabilities and shareholders’ equity	$403,465	$295,441

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SST Reports Fourth Quarter and Fiscal Year 2008 Financial Results

Feb. 4, 2009

Silicon Storage Technology, Inc. and Subsidiaries

Supplemental Data

	Percentage of Gross Product Revenue			Change in Revenue
	4Q07	3Q08	4Q08	4Q07 to 4Q08	3Q08 to 4Q08
Product Revenue By Ship-To Location
North America	4%	4%	8%	(9%)	19%
Total International	96%	96%	92%	(54%)	(46%)
Europe	8%	7%	7%	(57%)	(46%)
Japan	7%	8%	13%	(14%)	(11%)
Korea	6%	5%	8%	(37%)	4%
China	37%	31%	25%	(68%)	(55%)
Taiwan	30%	35%	29%	(53%)	(52%)
Other Far East	8%	10%	10%	(38%)	(46%)
Product Revenue by Application
Digital Consumer	36%	30%	26%	(66%)	(51%)
Internet Computing	19%	20%	24%	(40%)	(34%)
Networking	9%	10%	11%	(38%)	(33%)
Wireless Communications	36%	40%	39%	(49%)	(45%)
Total	100%	100%	100%	(52%)	(43%)
Licensing Revenue as a % of Total Revenue	11%	13%	21%	5%	(4%)